CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4. We consent to the incorporation in the Registration Statement on Form S-4 of our report dated February 2, 2001 with respect to the consolidated financial statements of Business Bancorp included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.




/s/VAVRINEK, TRINE, DAY & CO., LLP
Rancho Cucamonga, California
September 20, 2001